SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): June 30, 2003 (June 23, 2003)

                              --------------------


                            ENTERPRISE BANCORP, INC.
               (exact name of registrant as specified in charter)

           Massachusetts                0-21021              04-3308902
       (State or Other Jurisdiction   (Commission          (IRS Employer
         of Incorporation)            File Number)       Identification No.)

                       222 Merrimack Street              01852
                    Lowell, Massachusetts               (Zip Code)
                    (address of principal office)

                                 (978) 459-9000
              (Registrant's telephone number, including area code)


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Item 5.           Other Events


                  Effective June 23, 2003, the Registrant's banking subsidiary, Enterprise Bank and Trust Company ("EBTC"), along with EBTC's real estate investment trust subsidiary, Enterprise Realty Trust, Inc. ("ERT"), has entered into a settlement agreement (the "Settlement Agreement") with the Commissioner of the Massachusetts Department of Revenue. The Settlement Agreement sets forth the terms of the settlement of the dispute between EBTC and the Department of Revenue (the "DOR") regarding the taxation of income earned by a bank's real estate investment trust subsidiary and paid as dividends to the bank under applicable Massachusetts tax law. Further details regarding this dispute are contained in Item 7 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 under the heading "Massachusetts Department of Revenue Tax Dispute".

                  EBTC was one of approximately 60 banking institutions involved in this dispute with the DOR. The substantial majority of these institutions have also settled with the DOR. All of these settlements are on the same terms as the settlement reached with the DOR by EBTC. Pursuant to the terms of the Settlement Agreement, EBTC paid to the Commonwealth of Massachusetts on June 23, 2003 an amount equal to 50% of the additional tax that the DOR had assessed against EBTC for the tax years ended December 31, 1999, 2000 and 2001 plus applicable interest accrued through the date of such payment. Under the Settlement Agreement, EBTC also agreed to pay an amount equal to 50% of the additional tax that the DOR sought to impose with respect to EBTC's tax year ended December 31, 2002. Further details regarding the amounts of the additional taxes that the DOR had sought to impose for these prior tax years is also contained in that section of the Registrant's Annual Report on Form 10-K referred to in the last sentence of the preceding paragraph.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits


            (a) Not applicable

            (b) Not applicable

            (c) The following exhibit is included with this report:

                Exhibit 99        Letter to stockholders dated June 30, 2003


Item 9.     Regulation FD Disclosure


                  The Registrant  previously recorded in its first quarter ended
            March 31, 2003 a one-time income tax expense of $1.9 million to account for the maximum additional income tax expense, net of federal income tax benefit and deferred tax asset, that EBTC could have incurred in connection with its dispute with the DOR. As a result of the terms of the Settlement Agreement, as described above in Item 5 of this report, the one-time income tax expense to EBTC with respect to its tax years ended December 31, 1999, 2000, 2001 and 2002 will be approximately $1.075 million, net of federal income tax benefit and deferred tax asset, which is $825,000 less than EBTC previously reserved for. Consequently, the Registrant will record a one-time credit to earnings for its second quarter ending June 30, 2003 in the amount of $825,000.

                  As  a  result  of  this  one-time  credit  to  earnings,   the
            Registrant has provided revised guidance as to its expected earnings for the year ending December 31, 2003. This revised guidance was contained in a letter to the Registrant's stockholders, which was first mailed on or about June 30, 2003. A copy of this letter is included as Exhibit 99 to this report.



                     [Remainder of Page Intentionally Blank]



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ENTERPRISE BANCORP, INC.



Date:  June 30, 2003            By:     /s/ John P. Clancy, Jr.
                                    --------------------------------------------
                                        John P. Clancy, Jr.
                                        President and Treasurer
                                        (Principal Financial Officer)